Exhibit 99.1

Rock Energy Provides Monthly Operations Update

HOUSTON--(BUSINESS WIRE)-- Rock Energy resources, Inc. (symbol: RCKE.PK) as previously announced Rock Energy is providing a monthly operations update. Among the most critical elements of the report are the following:

1. The hiring of several new employees has allowed for stepped up operations at the Red Arrow mine itself as we gear up for maximum output of ore. We expect to have several thousand tons ready by early Spring when larger mill comes on.

2. To date we have processed and transported over 100 tons to the first mill location.

3. The initial 3-5 ton per day mill has been fully operating and tested for enhanced output. This will allow us to come online more quickly with the larger 200 ton per day mill.

4. From what has been run through at this early stage the results are very encouraging with yields thus far above the 1 ounce per ton.

5. Our operational team is ahead of schedule thus far on the parts scheduled for delivery for the larger 200 ton per day mill scheduled for initial testing March- April 2012.

6. We are scheduled to begin the 43-101 process with an initial survey that will allow us to identify, high-grade and drill to best locations. This will also guide us for future development of our property.

Commenting on the operations progress report, Rocky V. Emery, Chairman and CEO of RCKE stated, “Our operations team continues to exceed our expectations as they have from the start. We look forward to being a company that will mine, mill and be the only company in the area that will have the capability to produce a bullion product. We will continue to work diligently on ALL fronts and will continue to keep our shareholders up to date both operationally and on the filing of our updated financials.”

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information. Including statements as to the Company’s future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rock Energy Resources, Inc.
Rocky V Emery, 832-301-5968
C: 832-691-7991
Chairman & CEO
Managing Member American Patriot Gold

www.americanpatriotgold.com

Remery@americanpatriotgold.com